SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this "Amendment"), dated as of December 1, 2013 (the "Effective Date"), is between First Street Holdings, Ltd., a Texas limited partnership ("Landlord"), and First Street Hospital, L.P., a Texas limited partnership ("Tenant").

WHEREAS, Tenant and Jacob Varon, Trustee for and on behalf of Landlord entered into that certain Building Lease, dated as of September 17, 2006 (the "Original Lease") whereby Landlord leased to Tenant the real property located at 4801 Bissonnet, Bellaire, Texas 77041 (the "2006 Leased Property");

WHEREAS, the Original Lease covered improvements providing approximately18,000 square feet of rentable space when Landlord and Tenant entered into the Original Lease (the "Original Rentable Space");

WHEREAS, by amendment to the Original Lease by Landlord and Tenant dated April 1, 2013 (the "First Amendment"), the Original Lease was amended to reference additional real property and improvements which provided approximately 41,000 square feet of rentable space after construction of new improvements at 4801 Bissonnet (the Original Lease, as amended by the First Amendment, shall be referred to herein as the "Lease");

WHEREAS, the Lease has not otherwise been amended prior to the effective date hereof;

WHEREAS, approximately 23,000 square feet of rentable space comprising part of the additional real property and improvements covered in the First Amendment are actually located on real property owned by Lenox Hill Holdings, Ltd., a Texas limited partnership ("Lenox");

WHEREAS, (i) the real property located at 4801 Bissonnet has been re-surveyed; (ii) the real property owned by Landlord is identified in Exhibit "A;" (iii) First Street Holdings, Ltd. (and not Jacob Varon, Trustee as Trustee for the Landlord) is currently designated as the owner of record of all of the property identified in Exhibit "A;" and (iv) the real property owned by Lenox is identified in Exhibit "B" and the parties hereto wish to conform the lease descriptions with the new survey;

WHEREAS, the real property owned by Landlord identified in Exhibit "A" and the real property owned by Lenox identified in Exhibit "B" both use the same street address of 4801 Bissonnet;

WHEREAS, as of the effective date of this Amendment, Landlord, Tenant, and Lenox wish to exclude the real property identified in Exhibit "B" (the "Lenox Property") from this Lease and address the lease of the Lenox Property in a separate lease agreement between Tenant and Lenox so that this Lease (as amended) will only cover the property described in Exhibit "A" and a new lease agreement of even date herewith between Tenant and Lenox will only cover the property described in Exhibit "B" (the "Lenox Lease"); and

WHEREAS, Tenant wishes only to lease from Landlord the property and improvements located on the real property described in Exhibit "B" for a term to run concurrently with its new lease with Lenox and Landlord and Tenant have agreed to modify the terms and provisions of the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and agreements contained herein, the parties hereto agree to amend the Lease as follows:

1. Demised Premises. The Lease is hereby amended to add a new definition of "Demised Premises" which shall mean the land and building located at 4801 Bissonnet, Bellaire, Harris County, Texas, 77401 owned by Landlord and situated on "Tract 2" as described or shown on Exhibit "A" attached to this Lease. Exhibit "A" indicates the corrected legal description and drawing of the property after the combination of certain tracts owned by Landlord and the exclusion of the tract owned by Lenox. It is expressly understood and agreed that the property identified in Exhibit "B" is the property of Lenox and not subject to the terms and provisions of this Lease. Further, the parties agree that Exhibit "A" is attached solely for the purpose of locating the Demised Premises and that no representation, warranty, or covenant is to be implied by any other information shown on such exhibit.

2. Lease Term and Extension Option. Landlord and Tenant agree that the initial term of the Lease, as referenced in Section 1.1(i) of the Lease (the "Initial Term"), commenced on September 17, 2006 (the "Commencement Date") and as amended hereby shall continue through November 30, 2023. Landlord and Tenant also acknowledge and agree that Tenant has the right to extend the Initial Term of the Lease for up to one (1) additional ten (10) year term (the "Extension Period"). Tenant's right to exercise its option to extend the Initial Term of the Lease for the Extension Period terminates if: (i) this Lease or Tenant's right to possession of the Demised Premises is terminated, (ii) Tenant fails to timely exercise the option, or (iii) default exists at the time Tenant seeks to exercise the option. The option to extend for the Extension Period must be exercised by written notice delivered to Landlord 180 days before the expiration of the Initial Term. If Tenant fails to timely exercise the option for the Extension Period, then any and all option rights to subsequent Additional Terms shall terminate.

3. Minimum Guaranteed Rent. As of the Effective Date, Tenant shall pay to Landlord a monthly minimum amount equal to at least FORTY-EIGHT THOUSAND and NO/100 ($48,000.00) DOLLARS per month, which is calculated without regard to the actual number of square feet ("Minimum Guaranteed Rent") and such Lease definition is amended accordingly.

4. Base Rent. The monthly rental payment made by Tenant to Landlord during the term of the Lease shall be the greater of (i) the Minimum Guaranteed Rent or (ii) the "Adjusted Base Rent" as calculated in Section 5 below. The Base Rent shall be adjusted each anniversary date of the Effective Date, provided however, the Base Rate shall never be less than the Minimum Guaranteed Rental. The first monthly installment of Base Rent is due and payable on December 18, 2013, thereafter, beginning January 1, 2014 the Base Rent shall be due and payable monthly, in advance, the first day of the month. If the Termination is a day other than the last day of a calendar month, then the Base Rent for that month will be prorated on a daily basis.

5. Adjusted Base Rent. Beginning on the first anniversary of the Effective Date, the Base Rent will be adjusted on each anniversary of the Effective Date (the "Adjustment Date") to reflect increases in the Consumer Price Index for "All Urban Consumers, U.S. City Average, All Items" issued by the Bureau of Labor Statistics of the United States Department of Labor. The adjustment in the Base Rent will be determined by multiplying the Minimum Guaranteed Rent by a fraction, the numerator of which is the index number for the last month before the adjustment and the denominator of which is the index number for December 2013. If the product is greater than the Minimum Guaranteed Rent, Tenant will pay this greater amount as Base Rent until the next rental adjustment. Base Rent will never be less than the Minimum Guaranteed Rent. Landlord will notify

Tenant of each adjustment to Base Rent no later than sixty (60) days after the Adjustment Date.

6. Improvements and Fixtures. Landlord and Tenant acknowledge and agree that, during and after the termination of the Lease, any and all improvements and fixtures located on the Demised Premises are the sole and exclusive property of Landlord, and Tenant shall not and shall have no right to remove any fixtures located on the Demised Premises.

7. Condition of the Demised Premises. By the execution of this Amendment, Tenant acknowledges and agrees that all leasehold improvements and tenant finish are in good and satisfactory condition, acceptable to Tenant, and Tenant accepts the Demised Premises in its present condition, i.e."AS IS," "WHERE IS" and "WITH ALL FAULTS" as more fully set forth in Article 3 of the Lease.

8. Payment of Rent. By separate letter agreement, Landlord, Lenox and Tenant are addressing all issues relating to rent owed under the Original Lease, First Amendment, and this Amendment up to and including the rent payment due on December 1, 2013.

9. Events of Default. In addition to the events of default specified in Article 22 of the Original Lease, it shall be an event of default under this Lease if an event of default occurs under the Lenox Lease and it remains uncured by Tenant for fifteen days.

10. Release by Tenant. Tenant hereby releases Landlord, its partners, officers, directors, shareholders, employees, and agents from any and all claims, demands, and causes of action arising out of or related to the Lease prior to the Effective Date, whether such claims, demands, or causes of action are known or unknown as of the Effective Date.

11. Replacement of Section 23.2. Section 23.2 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

> 23.2 Notwithstanding Section 23.1, Landlord herein subordinates Landlord's security interest and landlord's lien in to Tenant's personal property located on the Demised Premises to the security interests and liens of IBERIABANK, as agent to those certain lenders party to that certain Credit Agreement to be entered into among such lenders, IBERIABANK as agent, Tenant and First Street Surgical Center, L.P., as Borrowers, dated on or about December _______, 2013 (collectively, the "IBERIABANK Syndicated Loan Facilities") for as long as any balance is outstanding under such IBERIABANK Syndicated Loan Facilities or any lender has a commitment under the IBERIABANK Syndicated Loan Facilities. Landlord has no objection to the IBERIABANK Syndicated Loan Facilities. Notwithstanding anything to the contrary in this Lease, it is expressly understood and agreed that Landlord's subordination under this Section 23.2 extends only to the IBERIABANK Syndicated Loan Facilities and Landlord does not subordinate any liens, rights or remedies that Landlord may now have, or shall ever enjoy, against any other parties.

12. Governing Law, Arbitration. This Amendment shall be governed in accordance with the laws of the State of Texas. Any and all other disputes or claims whatsoever respecting the relationship between the parties shall be submitted to a recognized, neutral, arbitral association or arbitrator for resolution pursuant to its single arbitrator, expedited rules. We hope that any dispute will be amiably resolved directly between us. Nonetheless, if an arbitration demand is filed, if the first arbitration organization or arbitrator which receives a written demand for arbitration of the dispute from either of us does not complete the arbitration to finality within four months of the written

demand, either party then may file a written demand for arbitration of the dispute with another recognized, neutral, arbitration association or arbitrator, with the prior arbitration association or arbitrator then being immediately divested of jurisdiction, subject to a decision being rendered by the replacement arbitration association or arbitrator within four months of the written demand being filed with the replacement arbitration group. All arbitration -- regardless of the arbitral organization actually hearing the dispute -- shall be conducted pursuant to the Commercial Arbitration Rules of the AAA whose Expedited Procedures shall apply regardless of the size of the dispute with only a single arbitrator hearing the dispute, again all regardless of the organization sponsoring the arbitration in question. In all cases, the parties shall be deemed to have adopted the Optional Rules of the AAA For Emergency Measures of Protection (regarding injunctive or equitable relief, which requests for relief shall be exclusively be submitted to the arbitrator). In all events, the parties waive the right to trial by jury in any action or proceeding. This arbitration provision shall be effective notwithstanding any actions that may later take place. The parties agree that the issue of arbitrability shall likewise be decided by the arbitrator, and not by any other person. That is, the question of whether a dispute itself is arbitrable shall be decided solely by the arbitrator and not, for example, by any court. In so doing, the intent is to divest the courts of all powers in disputes involving the parties, except for compelling arbitration, the confirmation of the award and enforcement thereof. The courts shall have no jurisdiction over legal or equitable (including injunctive) matters. The arbitration decision shall be final and binding in all respects and shall be non-appealable. Any person may have a U.S. District Court or another court of competent jurisdiction enter the findings of the arbitrator for all purposes, including for the enforcement of any award.

13. Terms and Conditions. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Lease, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Lease are ratified and confirmed and shall continue in full force and effect, Tenant hereby agreeing that the Lease is and shall continue to be outstanding, validly existing and enforceable in accordance with its respective terms.

14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

15. Facsimile Signatures. For purposes of negotiating and finalizing this document, if this document is transmitted by electronic means by way of facsimile machine ("fax") or portable document format ("PDF"), it shall be treated for all purposes as an original document. Additionally, the signature of any party to this document transmitted by electronic means shall be considered for all purposes as an original signature. Any such electronically transferred document shall be considered to have the same binding legal effect as an original document. At the request of any party, any electronically transferred document shall be re-executed by each signatory party in an original form. In consideration for promises made and value received herein, the parties agree that neither shall raise the use of a electronic transfer as a defense to this agreement and forever waive such defense.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:

FIRST STREET HOLDINGS, LTD. a Texas limited partnership

By: First Street Management Corp., its general partner

By: ______________________
Name: JACOB VARON
Title: PRESIDENT

TENANT:

FIRST STREET HOSPITAL, L.P.

By: First Surgical Partners, L.L.C., its general partner

By: ______________________
Name: ______________________
Title: ______________________

Exhibit A

Tract 2 Legal Description
(First Street Holdings, Ltd.)

TRACT 2
METES AND BOUNDS DESCRIPTION
0.3257 ACRE (14,188 SQUARE FEET)
FIRST STREET SURGICAL
JAMES BLESSING SURVEY, ABSTRACT NUMBER 162
CITY OF BELLAIRE, HARRIS COUNTY, TEXAS

Being a tract or parcel containing 0.3257 acre (14,188 square feet) of land situated in the James Blessing Survey, Abstract Number 162, being all of Lot 1A and out of and a portion of Lot 1B, Block 1 of FIRST STREET SURGICAL, a subdivision plat of record at Film Code Number (No.) 637011 of the Map Records of Harris County, Texas (H.C.M.R.), same being all of a called 0.1893 acre tract of land conveyed to First Street Holdings, LTD. by deed recorded under Harris County clerk's File Number (H.C.C.F. No.) Y867495, all of a called 0.0344 acre tract of land conveyed to First Street Holdings, LTD. by deed recorded under H.C.C.F. No. 20100343718 and all of a called 0.1033 acre tract of land conveyed to First Street Holdings, LTD. by deed recorded under said H.C.C.F. No. 20100343718; said 0.3257 acre tract being more particularly described as follows (bearings herein are oriented to bearing base delineated on said FIRST STREET SURGICAL):

BEGINNING at an "X" in concrete set at the intersection of the west right-of-way (R.O.W.) line of 1st Street (60 feet wide) as recorded in Volume 3, Page 59 H.C.M.R. with the south line of Bissonnet Street (Formerly-Known-As Richmond Avenue) (called 70.00 feet) as recorded in Volume 3, Page 59 H.C.M.R., Volume 1007, Page 675 and in Volume 1009, Page 380 of the Harris County Deed Records, marking the northeast corner of said Lot 1A and of the herein described tract;

THENCE, South 00°02'30" East, along the west line of said 1st Street, at a distance of 177.93 feet passing a found Magnetic nail in a construction joint in the east line of said Lot 1A, same marking the southeast corner of said called 0.1893 acre tract and the northeast corner of said called 0.0344 acre tract, continuing in all a total distance of 237.93 feet to a found 5/8-inch iron rod with cap stamped "Carter & Burgess" marking the northeast corner of Lot 1C of said FIRST STREET SURGICAL, same being the southeast corner of said Lot 1A, of said called 0.1033 acre tract and of the herein described tract;

THENCE, West, departing the west line of said 1st Street, and along the north line of said Lot 1C, at a distance of 50.00 passing an "X" in concrete set marking the southwest corner of said Lot 1A, same being the most easterly southeast corner of said Lot 1B, continuing in all a total distance of 150.00 feet to a 5/8-inch iron rod with plastic cap stamped "Terra Surveying" set marking the southwest corner of said called 0.1033 acre tract and of the herein described tract;

THENCE, North 00°02'30" West, over and across said Lot 1B, a distance of 30.00 feet to a point for the northwest corner of said called 0.1033 acre tract, same being the most westerly corner of the herein described tract;

Exhibit B

Tract 3 Legal Description
(Lenox Hill Holdings, Ltd.)